Exhibit 10.3

                             STOCK PURCHASE WARRANT

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR ANY OTHER LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER LAWS. NEITHER THE SECURITIES EVIDENCED BY THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                                             February __, 2002

      Immtech International, Inc., a Delaware corporation ("Company") hereby grants __________________________ ("Warrant Holder"), on the terms and conditions set forth below, the right to purchase from the Company at any time during the Exercise Period (hereinafter defined) up to fully-paid and non-assessable shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), as the same may be adjusted pursuant to Section 5 hereof, at the Exercise Price (hereinafter defined).

Section 1. Definitions.

      "Aggregate Exercise Price" means the Exercise Price multiplied by the total number of shares of Common Stock for which this Warrant is being exercised.

      "Exercise Date" means the date this Warrant, the Exercise Notice and the Aggregate Exercise Price are received by the Company.

      "Exercise Notice" means the form attached hereto as Exhibit A, duly executed by the Warrant Holder.

      "Exercise Period" means the period beginning on the date the Warrant Holder ceases to be a holder of Series A Preferred Stock, $0.01 par value, of the Company ("Preferred Stock"), by conversion or redemption of his Series A Preferred Stock pursuant to the terms of Certificate of Designation of the Company of even date herewith (excluding transfers) and continuing until the fifth anniversary of the date hereof; provided that if the Company exercises its right to redeem this Warrant pursuant to Section 6 hereof, the Exercise Period shall end on such date of redemption.

      "Exercise Price" is $6.00 per share of Common Stock, subject to the adjustments set forth in Section 5 hereof.

      ""Fair Market Value" means the volume weighted average of the Company's Common Stock for the 10 days preceding the date of issuance of this Warrant.

      "Warrant" means the right to purchase shares of Common Stock granted by this warrant.

      "Warrant Shares" means shares of Common Stock issuable upon exercise of this Warrant.

Section 2. Exercise. (a) This Warrant may be exercised by the Warrant Holder, in whole or in part, at any time and from time to time during the Exercise Period by the delivery to the Company at the address set forth in Section 11 hereof this Warrant, the Exercise Notice duly executed by the Warrant Holder and the Aggregate Exercise Price.

      (b) Subject to paragraph (c) below, payment of the Aggregate Exercise Price shall be made by check or bank draft payable to the order of the Company or by wire transfer to an account designated by the Company.

      (c) In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of Warrant Shares for which the Warrant is exercised, and the Company, at its expense, shall issue and deliver to the Warrant Holder a new Warrant in the name of the Warrant Holder, reflecting the reduced number of Warrant Shares.

Section 3. Delivery of Stock Certificates. (a) Subject to the terms and conditions of this Warrant, promptly after the exercise of this Warrant in full or in part, the Company will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for the number of validly issued, fully paid and non-assessable Warrant Shares to which the Warrant Holder is entitled upon such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled in accordance with the provisions hereof.

      (b) This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Warrant would result in the right to acquire a fractional share, then such fractional share shall be considered a whole share and shall be added to the number of Warrant Shares issuable to the Warrant Holder upon exercise of this Warrant.

Section 4. Representations, Warranties and Covenants of the Company. (a) The Company will take all necessary action as may be required and permitted for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder.

      (b) The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.

      (c) The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares, and will accordingly adjust the number of such shares of Common Stock promptly upon the occurrence of any of the events specified in Section 5 hereof.

Section 5. Anti-Dilution. The Exercise Price and, accordingly, the number of Warrant Shares issuable upon exercise of the Warrant, are subject to adjustment from time to time in accordance with this Section 5.

      (a) Issuances of Common Stock or Convertible Securities. If the Company, at any time prior to January 1, 2003, issues shares of its Common Stock or rights, options, warrants or convertible or exchangeable securities entitling the holders thereof to purchase or otherwise acquire shares of Common Stock ("Common Stock Equivalents") at a price per share less than the Exercise Price in effect immediately prior to such issuance ("Triggering Issue"), then in each such case the Exercise Price, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Exercise Price by a fraction:

            (i) the numerator of which shall be (x) the number of shares of Common Stock "outstanding" (as hereinafter defined) immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the conversion of all then presently exercisable Common Stock Equivalents), plus (y) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Company for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued in such Triggering Issue would purchase at the Exercise Price in effect immediately prior to such issuance,

            (ii) the denominator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then presently exercisable Common Stock Equivalents), plus (y) the number of such additional shares of Common Stock so issued in such Triggering Issue (assuming the exercise or conversion of all Common Stock Equivalents issued in such Triggering Issue), and

            (iii) in no event, however, shall the Exercise Price be less than Fair Market Value.

      "Outstanding" when used with reference to Common Stock or any other stock of the Company having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company) (collectively, the "Shares") means, at any date as of which the number of Shares is to be determined, all issued and outstanding Shares, and shall include all Shares issuable in respect of outstanding rights, options, warrants or convertible or exchangeable securities in such Shares; provided, however, that "Outstanding" shall not refer to any such Shares then directly or indirectly owned or held by or for the account of the Company.

      (b) Issuances of Warrants, Options and Purchase Rights to Common Stock or Convertible Securities. For the purposes of this Section 5, the issuance of any Common Stock Equivalent shall be deemed an issuance of Common Stock with respect to adjustments in the Exercise Price if the Net Consideration Per Share (as hereinafter determined) which may be received by the Company for such Common Stock shall be less than the Exercise Price in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Exercise Price shall be made under this Section 5 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents to the extent any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

            (i) Adjustments for Cancellation or Expiration of Common Stock Equivalents. Should the Net Consideration Per Share of any such Common Stock Equivalents be adjusted from time to time, then, upon the effectiveness of each such change, the Exercise Price will be that which would have been obtained (x) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (y) had the adjustments made to the Exercise Price since the date of issuance of such Common Stock Equivalents been made to such Exercise Price as adjusted above. Any adjustment of the Exercise Price with respect to this Section 5(b) which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Exercise Price effective immediately upon such cancellation or expiration shall be equal to the Exercise Price that would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

            (ii) For purposes of this paragraph, the "Net Consideration Per Share" means the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Company upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted. The Net Consideration Per Share which may be received by the Company shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

      (c) Stock Dividends for Holders of Capital Stock Other Than Common Stock. In the event that the Company shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Company other than holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock or securities of the Company convertible into or otherwise exchangeable for shares of Common Stock of the Company, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for no consideration, except for (i) dividends payable in shares of Common Stock payable pro rata to holders of Series A Preferred Stock and to holders of any other class of stock (whether or not paid to holders of any other class of stock), or (ii) with respect to the Series A Preferred Stock, dividends payable in shares of Common Stock or Series A Preferred Stock.

      (d) Consideration Other than Cash. For purposes of this Section 5, if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Company.

      (e) Exceptions to Anti-dilution Adjustments. The provisions of this
Section 5 shall not apply to any Common Stock issued, issuable or deemed outstanding (i) pursuant to the Company's stock option plans and employee stock purchase plans, (ii) in connection with (a) the exercise of the Warrants granted to Series A Preferred Stockholders, (b) Common Stock issued as dividends to Series A Preferred Stockholders or (c) pursuant to the terms of any existing class or series of debentures, stock or any other options, warrants or other convertible securities, outstanding on the date hereof, (iii) in connection with bank credit agreements and equipment and/or land lease lines with a non-equity financing purpose and (iv) in connection with an acquisition, merger, partnering, licensing or strategic transactions.

      (f) Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Exercise Price (and all other adjustments set forth above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Exercise Price. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. An "Extraordinary Common Stock Event" means (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

      (g) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by Reorganization or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Company's capital stock or assets to any other person), then and in each such event the holders of the Series A Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of capital stock and other securities and property receivable upon such Reorganization or other change by the holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

Section 6. Redemption. At any time after the first anniversary of the date hereof if the Company's Common Stock closes above 200% of the Exercise Price for 20 consecutive "trading days" (days the principal exchange on which the Common Stock is traded is open for business or, if the Common Stock is no longer traded on an exchange, business days), the Company may redeem any unexercised portion of this Warrant for a redemption fee of $0.10 per share ("Redemption Fee"). At least 20 trading days prior to the date fixed for the redemption the Company shall mail written notice to each Warrant Holder at his address last shown on the records of the Company, notifying such holder of the redemption, specifying the date of the redemption ("Redemption Date") and the date on which such holder's exercise rights terminate (which shall be no more than 5 business days prior to the Redemption Date) and calling upon such holder to surrender to the Company, in the manner and at the place designated, his Warrant, to the extent unexercised. From and after the Redemption Date, the Warrant Holder shall have no rights with respect of the Warrant except the right to receive the Redemption Fee without interest upon surrender of his Warrant.

Section 7. Rights As Stockholder. Prior to exercise of this Warrant, the Warrant Holder shall have no rights as a stockholder of the Company with respect to the Warrant Shares, including the right to vote such shares, receive dividends or other distributions, or be notified of stockholder meetings.

Section 8. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any of the foregoing, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

Section 9. Restricted Securities. The securities evidenced by this Warrant have not been registered under the U.S. Securities Act of 1933, as amended, or any other laws and have been issued in reliance upon an exemption from the registration requirements of the Securities Act and such other laws. Neither the securities evidenced by this certificate nor any interest or participation herein may be offered, sold, assigned, transferred, pledged, encumbered, hypothecated or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from, or not subject to, the registration requirements of the Securities Act. Any replacement Warrants issued pursuant to Sections 2 or 8 hereof and any Warrant Shares issued upon exercise hereof, shall bear the legend set forth at the head of this Warrant. Such legend shall only be removed in the event that the security which would otherwise bear such legend is registered pursuant to the Securities Act and the party seeking to remove such legend provides the Company with an opinion of counsel, which opinion shall be satisfactory to the Company, stating the removal of such legend is appropriate.

Section 10. Registration Rights. The Company will use commercially reasonable efforts to register the Warrant Shares on Form S-3 pursuant to the Securities Act and to keep such registration effective for the lesser of (i) 24 months from the date of exercise or (ii) until such time as all Warrant Shares have been sold. The Company shall file, or amend, a Form S-3 registration statement to effect the registration of the Warrant Shares within 30 business days from the Closing Date and shall use commercially reasonable efforts to have such registration statement declared effective no later than 120 days after filing the Form S-3 ("Registration Date"). In the event the Company fails to register the Warrant Shares by the Registration Date the Company shall pay a fee of 1.0% of the Aggregate Exercise Price to the Warrant Holder as liquidated damages.

Section 11. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon receipt, on the fifth business day thereafter if deposited in the mail or upon confirmation of transmission if transmitted by electronic means. The addresses and facsimile numbers for such communications shall be:

if to the Company:     Immtech International, Inc.
                       150 Fairway Drive
                       Suite 150
                       Vernon Hills, IL 60061
                       Attention:  T. Stephen Thompson, Chief Executive Officer
                       Telephone:  (847) 573-0033
                       Facsimile:  (847) 573-8288

if to Warrant Holder:



                       Telephone:
                       Facsimile:

      Either party hereto may from time to time change its address or facsimile number for notices under this Section 11 by giving written notice of such change to the other party hereto.

Section 12. Miscellaneous.

      (a) Headings. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

      (b) Applicable Law. This Warrant shall be governed by the internal laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

      (c) Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

      (d) Entire Agreement. This Warrant constitutes the entire agreement among the parties with respect to the subject matter hereof. No amendment to this Warrant shall be effective unless in writing signed by the party against which enforcement of such is sought.

      (e) Dispute Resolution. If the parties hereto are unable to resolve any dispute under this Warrant by negotiations, the dispute shall be exclusively settled by confidential arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association in New York City by three arbitrators, one selected by the Company, one by the Warrant Holder and the third by the two so selected. Judgment upon any arbitrators' award may be entered in any court having jurisdiction. The arbitrators shall have no authority to amend this Warrant.

      IN WITNESS WHEREOF, this Warrant was duly executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                              IMMTECH INTERNATIONAL, INC.



                              By: ____________________________________________
                                  Name:  T. Stephen Thompson
                                  Title: President and Chief Executive Officer



Attested:




By: _________________________________________
    Name:  Gary Parks
    Title: Treasurer, Secretary and Chief Financial Officer

                              WARRANT EXERCISE FORM
                           IMMTECH INTERNATIONAL, INC.

      The undersigned ("Warrant Holder") hereby irrevocably exercises the right to purchase __________________ shares of Common Stock, $0.01 par value, of Immtech International, Inc., an entity organized and existing under the laws of the State of Delaware (the "Company"), evidenced by the attached Warrant, and herewith makes payment of the Aggregate Exercise Price for such shares in full in the form of (check the appropriate box) (i) by certified or bank check in the amount of $________ per Share and the aggregate amount of $___________ or (ii) by wire transfer of immediately available funds to an account designated by the Company.

      By delivering this notice, the undersigned agrees to be subject to the terms and conditions of the attached Warrant.

      The undersigned requests that stock certificate(s) for the Shares to be issued pursuant to this Warrant Exercise Form, and any Warrant representing any unexercised portion hereof be issued, in the name of the Warrant Holder and delivered to the undersigned at the address set forth below and be registered on the books and records of the Company with the transfer agent.

Dated:_________________________________



_______________________________________
Signature of Warrant Holder


_______________________________________
Name of Warrant Holder (Print)



_______________________________________
Address

                                     NOTICE

      The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration, enlargement or any other change whatsoever.